Filed pursuant to Rule 424(b)(3)
Registration No. 333-176464

ONCOR ELECTRIC DELIVERY COMPANY LLC

SUPPLEMENT NO. 6 TO

MARKET MAKING PROSPECTUS DATED

SEPTEMBER 2, 2011

THE DATE OF THIS SUPPLEMENT IS NOVEMBER 23, 2011

On November 23, 2011, Oncor Electric Delivery Company LLC filed the attached

Current Report on Form 8-K with the Securities and Exchange Commission.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)—November 23, 2011

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including Area Code—(214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 23, 2011, Oncor Electric Delivery Company LLC (“Oncor”) completed a sale of $300,000,000 aggregate principal amount of its 4.55% Senior Secured Notes due 2041 (the “Notes”). Oncor intends to use the proceeds (net of the initial purchasers’ discount, underwriting fees and expenses) of approximately $296.2 million from the sale of the Notes to repay borrowings under the Amended and Restated Revolving Credit Agreement dated as of October 11, 2011, among Oncor, JPMorgan Chase Bank, N.A., Barclays Bank PLC, The Royal Bank of Scotland PLC, Bank of America, N.A. and Citibank, N.A. and the other banks party thereto, and for general corporate purposes.

The Notes were issued pursuant to the provisions of Oncor’s Indenture dated as of August 1, 2002 between Oncor and The Bank of New York Mellon Trust Company N.A. (as successor to The Bank of New York Mellon, formerly The Bank of New York), as trustee (the “Trustee”) (as supplemented, the “Indenture”) and an Officer’s Certificate dated as of November 23, 2011 (the “Officer’s Certificate”) between Oncor and the Trustee. The Officer’s Certificate establishes the terms of the Notes. The Notes constitute a separate series of notes under the Indenture, but will be treated together with Oncor’s other outstanding debt securities issued under the Indenture for amendments and waivers and for taking certain other actions.

Oncor’s obligations under the Notes are secured by a lien on all property acquired or constructed by Oncor for the transmission and distribution of electric energy, mortgaged as described under the Deed of Trust, Security Agreement and Fixture Filing (as amended, the “Deed of Trust”) dated as of May 15, 2008, from Oncor to The Bank of New York Mellon Trust Company N.A. (as successor to The Bank of New York Mellon, formerly The Bank of New York), as collateral agent (the “Collateral Agent”), as described in the Deed of Trust.

The Notes bear interest, payable semi-annually, at a rate of 4.55% per annum and mature on December 1, 2041. Interest on the Notes is payable in cash semiannually in arrears on June 1 and December 1 of each year, and the first interest payment is due on June 1, 2012. Prior to June 1, 2041, Oncor may redeem the Notes at any time, in whole or in part, at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. On and after June 1, 2041, Oncor may redeem the Notes at any time, in whole or in part, at a redemption price equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest. The Notes, the Indenture and the Deed of Trust also contain customary events of default, including failure to pay principal or interest on the Notes when due, among others.

The Notes were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Notes.

In connection with the completion of the sale of the Notes, on November 23, 2011, Oncor entered into a Registration Rights Agreement with the representatives of the initial purchasers of the Notes (the “Registration Rights Agreement”). Under the Registration Rights Agreement, Oncor agreed, subject to certain exceptions, to file a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the Notes for publicly registered notes (the “Exchange Offer Registration Statement”), or under certain circumstances, a shelf registration statement to cover resales of the Notes (the “Shelf Registration Statement”). Oncor agreed to use commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act no later than 270 days after the issue date of the Notes and to consummate the exchange offer no later than 315 days after the issue date of the Notes. Oncor agreed to use commercially reasonable efforts to cause any Shelf Registration Statement to become or be declared effective within the later of 180 days after such Shelf Registration Statement filing obligation arises and 270 days after the issue date of the Notes.

If Oncor does not comply with certain of its obligations under the Registration Rights Agreement, the affected Notes will bear additional interest on the principal amount of the affected Notes at a rate of 0.50% per annum over the interest rate otherwise provided for under the Notes for the period during which the registration default continues, but not later than the second anniversary of the issue date of the Notes.

A copy of the Indenture was filed by Oncor as an exhibit to its Form S-4 filed October 2, 2002 and a copy of Supplemental Indenture No. 1 dated May 15, 2008 between Oncor and the Trustee was filed by Oncor as an exhibit to its Form 10-Q filed May 15, 2008, which are incorporated by reference herein. A copy of the Deed of Trust was filed by Oncor as an exhibit to its Form10-Q filed May 15, 2008, the First Amendment to the Deed of Trust dated March 2, 2009 between Oncor and the Collateral Agent was filed by Oncor as an exhibit on its Form 10-K filed March 3, 2009, the Second Amendment to the Deed of Trust dated September 3, 2010 between Oncor and the Collateral Agent was filed by Oncor as an exhibit on its Form 8-K filed September 3, 2010, and the Third Amendment to the Deed of Trust dated November 10, 2011 between Oncor and the Collateral Agent was filed by Oncor as an exhibit to its Form 8-K filed November 15, 2011, which are incorporated by reference herein. The Officer’s Certificate is attached as Exhibit 4.1 to this current report on Form 8-K and is incorporated herein by reference. The Registration Rights Agreement is attached as Exhibit 4.2 to this current report on Form 8-K and is incorporated herein by reference. The above description of the Indenture, as supplemented, the Deed of Trust, as amended, the Officer’s Certificate, the Notes and the Registration Rights Agreement are qualified in their entirety by reference to the Indenture, the Deed of Trust, the Officer’s Certificate, the Notes and the Registration Rights Agreement.

ITEM 9.01. Financial Statements and Exhibits.

(d)

Exhibit No.	Description

4.1	Officer’s Certificate, dated November 23, 2011, establishing the terms of Oncor’s 4.55% Senior Secured Notes due 2041.

4.2	Registration Rights Agreement, dated November 23, 2011, among Oncor and the representatives of the initial purchasers of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the following registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ John M. Casey
Name:	John M. Casey
Title:	Vice President—Treasurer

Dated: November 23, 2011

EXHIBIT INDEX

Exhibit No.	Description

4.1	Officer’s Certificate, dated November 23, 2011, establishing the terms of Oncor’s 4.55% Senior Secured Notes due 2041.

4.2	Registration Rights Agreement, dated November 23, 2011, among Oncor and the representatives of the initial purchasers of the Notes.

Exhibit 4.1

ONCOR ELECTRIC DELIVERY COMPANY LLC

OFFICER’S CERTIFICATE

2-AO-2

ESTABLISHING THE FORM AND CERTAIN TERMS OF THE 4.55% SENIOR SECURED NOTES DUE 2041.

The undersigned, John M. Casey, Vice President—Treasurer of Oncor Electric Delivery Company LLC (formerly TXU Electric Delivery Company (formerly Oncor Electric Delivery Company)) (the “Company”), (all capitalized terms used herein which are not defined herein but are defined in the Indenture referred to below, shall have the meanings specified in the Indenture), pursuant to Board Resolutions dated July 27, 2011 and November 16, 2011 and Sections 102, 201, 301, 303 and 707(c)(ii) of the Indenture (For Unsecured Debt Securities), dated as of August 1, 2002, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon, formerly The Bank of New York), as Trustee (the “Trustee”), as supplemented and amended by Supplemental Indenture No. 1 dated as of May 15, 2008 (“Supplemental Indenture No. 1”), between the Company and the Trustee (as heretofore supplemented, the “Indenture”), does hereby certify to the Trustee that:

1.	The Securities of the eighth series to be issued under the Indenture (the “Notes”) shall be initially issued in a series designated “4.55% Senior Secured Notes due 2041”; the Notes shall be in substantially the form set forth in Exhibit A hereto;

2.	The Notes shall be initially authenticated and delivered in the aggregate principal amount of $300,000,000 (the “Initial Notes”); provided, however, that the Company may, without the consent of the Holders of the Initial Notes, create and issue additional Notes ranking equally with, and otherwise identical in all respects to, the Initial Notes (except for the issue price therefor, the date from which interest first accrues thereon and the first interest payment date therefor), which additional Notes shall form a single series with the Initial Notes;

3.	The Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on December 1, 2041, and the Company shall not have any right to extend the Maturity of the Notes as contemplated in Section 301(d) of the Indenture;

4.	The Notes shall bear interest as provided in the form thereof set forth in Exhibit A hereto; the Interest Payment Dates for the Notes shall be June 1 and December 1 of each year, commencing June 1, 2012;

5.	Each installment of interest on a Note shall be payable as provided in the form thereof set forth in Exhibit A hereto; the Company shall not have any right to extend any interest payment periods for the Notes as contemplated in Section 301(e) of the Indenture;

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6.	The principal of, premium, if any, each installment of interest on and Additional Interest (as defined below), if any, on the Notes shall be payable at, and registration of transfers and exchanges in respect of the Notes may be effected at, the office or agency of the Company in The City of New York; and notices and demands to or upon the Company in respect of the Notes and the Indenture may be served at the office or agency of the Company in The City of New York; the Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands, and the Company hereby appoints the Trustee as its agent for all such purposes; and the Trustee will initially be the Security Registrar and the Paying Agent for the Notes; provided, however, that the Company reserves the right to establish or change, by one or more Officer’s Certificates, any such office or agency and such agent.

7.	The Regular Record Date for the interest payable on any given Interest Payment Date with respect to the Notes shall be the 15th calendar day before such Interest Payment Date;

8.	The Notes are subject to redemption as provided in the form thereof set forth in Exhibit A hereto;

9.	The Notes are “Benefitted Securities” and shall have the benefit of the covenant of the Company contained in Section 707 of the Indenture and, pursuant to Section 707(b)(i) of the Indenture, the Notes are and shall be secured equally and ratably with the Secured Debt under the Indenture and the Additional Secured Debt (as defined in Supplemental Indenture No. 1) pursuant to, and subject to the terms and conditions of, the Deed of Trust, Security Agreement and Fixture Filing, dated as of May 15, 2008, as amended by the First Amendment to Deed of Trust, Security Agreement and Fixture Filing, dated as of March 2, 2009, the Second Amendment to Deed of Trust, Security Agreement and Fixture Filing, dated as of September 3, 2010 and the Third Amendment to Deed of Trust, Security Agreement and Fixture Filing, dated as of November 10, 2011 (as amended, the “Deed of Trust”), by the Company to and for the benefit of The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon, formerly The Bank of New York) as collateral agent and trustee thereunder;

10.	The Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

11.	No service charge shall be made for the registration of transfer or exchange of the Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

12.

The Notes shall be initially issued in global form registered in the name of Cede & Co. (as nominee for The Depository Trust Company (“DTC”)); provided, that the Company reserves the right to provide for another depositary, registered as a clearing agency under the Exchange Act, to act as depositary for the global Notes (DTC and any such successor depositary, and any successor to any thereto, the “Depositary”); beneficial interests in

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Notes issued in global form may not be exchanged in whole or in part for individual certificated Notes in definitive form, and no transfer of a global Note in whole or in part may be registered in the name of any Person other than the Depositary or its nominee except that (i) if the Depositary (A) has notified the Company that it is unwilling or unable to continue as depositary for the global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary for such global Notes has not been appointed within 90 days, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Notes, will authenticate and deliver Notes in definitive certificated form in an aggregate principal amount equal to the principal amount of the global Notes representing such Notes in exchange for such global Notes, such definitive Notes to be registered in the names provided by the Depositary; each global Note (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the outstanding Notes to be represented by such global Note (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to the Depositary, its nominee, any custodian for the Depositary or otherwise pursuant to the Depositary’s instruction and (iv) shall bear a legend restricting the transfer of such global Note to any Person other than the Depositary or its nominee; none of the Company, the Trustee, any Paying Agent, any Security Registrar or any Authenticating Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, or transfers of, beneficial ownership interests in a global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; and the Notes in global form will contain restrictions on transfer, substantially as described in the form set forth in Exhibit A hereto;

13.	The Notes will be initially issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Each Note, whether in a global form or in a certificated form, shall bear the non-registration legend and the registration rights legend in substantially the form set forth in such form, unless otherwise agreed to by the Company, such agreement to be confirmed in writing to the Trustee. DTC or its nominee shall be the Holder of such global Note for all purposes under the Indenture and the Notes, and beneficial owners with respect to such global Note shall hold their interests pursuant to applicable procedures of the Depositary. The Company, the Trustee and the Security Registrar shall be entitled to deal with the Depositary for all purposes of the Indenture relating to such global Note (including the payment of principal, premium, if any, and interest, and the giving of instructions or directions by or to the beneficial owners of such global Note) as the sole Holder of such global Note and shall have no obligations to the beneficial owners thereof. Nothing in the Indenture, the Notes or this certificate shall be construed to require the Company to register any Notes under the Securities Act, unless otherwise expressly agreed by the Company, confirmed in writing to the Trustee, or to make any transfer of such Notes in violation of applicable law. The Company has entered into a registration rights agreement with the initial purchasers of the Notes pursuant to which, among other things, the Notes may be exchanged for notes registered under the Securities Act (the “Exchange Notes”). The Exchange Notes shall be in substantially the form of Exhibit A, but without the non-registration legend, the registration rights legend, the Certificate of Transfer and the provisions for Additional Interest. The Trustee, at the request of the Company, shall authenticate and deliver Exchange Notes in exchange for an equal principal amount of Notes of such series;

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14.	It is contemplated that beneficial interests in Notes owned by “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) (“QIBs”) or sold to QIBs in reliance upon Rule 144A under the Securities Act will be represented by one or more separate certificates in global form registered in the name of Cede & Co., as registered owner and as nominee for DTC; beneficial interests in Notes sold to foreign purchasers pursuant to Regulation S under the Securities Act will be evidenced by one or more separate certificates in global form (each a “Regulation S Global Certificate”) and will be registered in the name of Cede & Co., as registered owner and as nominee for DTC for the accounts of Euroclear and Clearstream Banking;

In connection with any transfer of Notes, or of any transfer of a beneficial interest in one global Note to another global Note, as the case may be, the Trustee, the Security Registrar and the Company shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates and other information (in the form attached hereto as Exhibit A, for use in connection with the transfer of the Notes in certificated form, or Exhibit B, for use in connection with the transfer of beneficial interests in one certificate in global form to another certificate or to a Note in certificated form, or otherwise) received from the Holders and any transferees of any Notes, or from the transferors or transferees of any beneficial interest in a global Note transferred to another global Note, as the case may be, regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note or such beneficial interest, as the case may be, and any other facts and circumstances related to such transfer;

15.	None of the Company, the Trustee or the Security Registrar shall have any liability for any acts or omissions of the Depositary, for any Depositary records of beneficial interests, for any transactions between the Depositary or any participant member of the Depositary and/or beneficial owners, for any transfers of beneficial interests in the Notes, or in respect of any transfers effected by the Depositary or by any participant member of the Depositary or any beneficial owner of any interest in any Notes held through any such participant member of the Depositary;

16.	If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Notes, or any portion of the principal amount thereof, as contemplated by Section 801 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 801 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:

(A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Notes, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 801), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations

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theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Notes or portions thereof, all in accordance with and subject to the provisions of said Section 801; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

(B) an Opinion of Counsel to the effect that, as a result of a change in law occurring after the date of this certificate, the Holders of such Notes, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

17.	The Eligible Obligations with respect to the Notes shall be Government Obligations.

18.	The Notes shall have such other terms and provisions as are provided in the form thereof set forth in Exhibit A hereto;

19.	No Event of Default under the Indenture has occurred or is occurring; and to the knowledge of the undersigned, (a) no Event of Default has occurred and is continuing and (b) no event has occurred and is continuing which entitles the Secured Parties (as defined in the Deed of Trust) under the Deed of Trust, or any of them, to accelerate the maturity of the indebtedness secured thereby;

20.	The aggregate principal amount of indebtedness issuable, and now proposed to be issued, under and secured by the Lien of the Deed of Trust is $1,699,453,625 (which amount consists of (i) the Notes proposed to be issued on the date hereof ($300,000,000) and (ii) the Credit Agreement Obligations (as defined in the Deed of Trust) issuable under the Credit Agreement (as defined in the Deed of Trust) assuming all amounts are fully drawn under the commitment thereunder in excess of the borrowings outstanding under the Credit Agreement as of the date hereof ($1,399,453,625));

21.	The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the issuance and authentication and delivery of the Notes and to the creation or existence of Secured Debt pursuant to Section 707(a) and Section 707(b) of the Indenture, and in respect of compliance with which this certificate is made;

22.	The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

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23.	In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with; and

24.	In the opinion of the undersigned, such conditions and covenants, and all conditions precedent provided for in the Indenture (including covenants compliance with which constitutes a condition precedent) relating to the authentication and delivery of the Notes as requested in the accompanying Company Order and to the creation or existence of Secured Debt pursuant to Section 707(a) and Section 707(b) of the Indenture, have been complied with.

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IN WITNESS WHEREOF, I have executed this Officer’s Certificate this 23rd day of November, 2011.

/s/ John M. Casey
John M. Casey, Vice President—Treasurer

[Signature page to Officer’s Certificate—August 2002 Indenture]

EXHIBIT A

[FORM OF NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ONCOR ELECTRIC DELIVERY COMPANY LLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[non-registration legend]

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF ONCOR ELECTRIC DELIVERY COMPANY LLC (THE “COMPANY”) THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A) (1) TO THE COMPANY, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (5) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY

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THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF, OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER, REGULATION S UNDER THE SECURITIES ACT.”

[registration rights legend]

The Holder of this Security, by acceptance hereof, will be deemed to have agreed to be bound by the provisions of the Registration Rights Agreement dated November 23, 2011, among the Company and the initial purchasers of this Security.

2

CUSIP:
NO.

[144A Global Certificate: 68233J AN4]

[Regulation S Global Certificate: U68281 AG6]

[Exchange Notes:                 ]

ONCOR ELECTRIC DELIVERY COMPANY LLC

4.55% SENIOR SECURED NOTES DUE 2041

ONCOR ELECTRIC DELIVERY COMPANY LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company”, which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to                     or registered assigns, the principal sum of                     ($             ) Dollars on December 1, 2041, and to pay interest on said principal sum semi-annually in arrears on June 1 and December 1 of each year commencing June 1, 2012 (each an “Interest Payment Date”) at the rate of 4.55% per annum until the principal hereof is paid or made available for payment. Interest on the Securities of this series will accrue from and including November 23, 2011, to and excluding the first Interest Payment Date, and thereafter will accrue from and including the last Interest Payment Date to which interest has been paid or duly provided for. No interest will accrue on the Securities with respect to the day on which the Securities mature. If the Company does not comply with certain of its obligations under the registration rights agreement dated November 23, 2011 between the Company and the parties named therein (the “Registration Rights Agreement”), this Security shall, in accordance with Section 2(e) of the Registration Rights Agreement, bear additional interest (“Additional Interest”) in addition to the interest otherwise provided for hereunder. For purposes of this Security, the term “interest” shall be deemed to include any such Additional Interest. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 15th calendar day before such Interest Payment Date (each a “Regular Record Date”) immediately preceding such Interest Payment Date, except that interest payable at Maturity will be payable to the Person to whom principal shall be paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to herein.

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Payment of the principal of (and premium, if any) and interest at Maturity on this Security shall be made upon presentation of this Security at the office or agency of the Company maintained for that purpose in The City of New York, in the State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest on this Security (other than interest payable at Maturity) may be paid by check mailed to the address of the Person entitled thereto, as such address shall appear on the Security Register, and provided, further, that if such Person is a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such Person.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture and in the Officer’s Certificate establishing the terms of the Securities of this series.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (For Unsecured Debt Securities) dated as of August 1, 2002 (herein, together with any amendments or supplements thereto, including Supplemental Indenture No. 1, dated as of May 15, 2008, called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon, formerly The Bank of New York), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, Board Resolutions and Officer’s Certificate creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder thereof to all of the terms and provisions of the Indenture. This Security is one of the series designated on the face hereof.

This Security is subject to redemption at the election of the Company, in whole at any time or in part from time to time, at any time prior to June 1, 2041, at a redemption price as calculated by the Company equal to the greater of:

•	100% of the principal amount of the Notes of this series being redeemed, or

•

the sum of the present values of the remaining scheduled payments of principal and interest (excluding the portion of any such interest accrued to the redemption date) on the Notes of this series being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in each case, accrued interest on those Notes of this series to, but not including, the redemption date.

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This Security is subject to redemption at the election of the Company, in whole at any time or in part from time to time, at any time on or after June 1, 2041, at a redemption price equal to 100% of the principal amount of the Notes of this series being redeemed, plus accrued interest on those Notes of this series to, but not including, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the H. 15 Daily Update of the Federal Reserve Bank or (ii) if such release (or any successor release) is not published or does not contain prices on such business day, the Reference Treasury Dealer Quotation actually obtained by the Trustee for such redemption date.

“H.15 (519)” means the weekly statistical release entitled “H.15 (519) Selected Interest Rates”, or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519) available through the worldwide website of the Board of Governors of the Federal Reserve System or any successor site or publication.

“Independent Investment Banker” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) appointed by the Company.

“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

Notice of redemption (other than at the option of the Holder) shall be given by mail to Holders of Securities, not less than 30 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the applicable Paying Agent or Agents of money sufficient to pay the principal of and premium,

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if any, and interest, if any, on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

In the event of redemption of this Security in part only, a new Security or Securities of this series of like tenor representing the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

The obligations of the Company with respect to the Notes are secured by a lien granted pursuant to the Deed of Trust, Security Agreement and Fixture Filing, dated as of May 15, 2008 (as amended, the “Deed of Trust”), by the Company to and for the benefit of The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon, formerly The Bank of New York), as collateral agent and trustee thereunder. The Deed of Trust contains provisions for the release of the lien thereof upon compliance with certain conditions set forth therein.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event

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of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein and herein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company shall not be required to execute and the Security Registrar shall not be required to register the transfer of or exchange of (a) Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part. The Company shall not be required to make transfers or exchanges of the Securities of this series for a period of 15 days next preceding an Interest Payment Date.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Each Holder shall be deemed to understand that the offer and sale of the Securities of this series have not been registered under the Securities Act and that the Securities of this series may not be resold, pledged or otherwise transferred other than as permitted in the following sentence. Each Holder shall be deemed to agree, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, that if such Holder resells, pledges or otherwise transfers any Securities of this series, such Holder will do so only (A) to the Company, (B) in a transaction entitled to an exemption from registration provided by Rule 144 under the Securities Act, (C) so long as Securities of this series are eligible for resale pursuant to Rule 144A under the Securities Act, to a Person whom such Holder reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (D) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, (E) in accordance with another applicable

7

exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company), or (F) pursuant to an effective registration statement under the Securities Act, and each Holder is further deemed to agree to provide to any Person purchasing any of the Securities of this series from it a notice advising such purchaser that resales of the Securities of this series are restricted as stated herein.

Each Holder shall be deemed to understand that, on any proposed resale of any Securities of this series pursuant to the exemption from registration under Rule 144 under the Securities Act, any Holder making any such proposed resale will be required to furnish to the Trustee and the Company such certifications, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.

This Security shall be governed by and construed in accordance with the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable and except to the extent that the laws of the State of Texas shall mandatorily govern.

As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, member, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:

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[FORM OF CERTIFICATE OF AUTHENTICATION]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

9

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Corporate Trustee or Securities Custodian

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[CERTIFICATE OF TRANSFER]

4.55% SENIOR SECURED NOTES DUE 2041

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Name and address of assignee must be printed or typewritten.

the within Security of the Company and does hereby irrevocably constitute and appoint                     to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

The undersigned certifies that said Security is being resold, pledged or otherwise transferred as follows: (check one)

☐	to the Company;

☐	to a Person whom the undersigned reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A;

☐	in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act;

☐	as otherwise permitted by the non-registration legend appearing on this Security; or

☐	as otherwise agreed by the Company, confirmed in writing to the Trustee, as follows: [describe]

Notice: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.

Dated:

Signature:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee and the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee and the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT B

[CERTIFICATE OF TRANSFER]

ONCOR ELECTRIC DELIVERY COMPANY LLC

4.55% SENIOR SECURED NOTES DUE 2041

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Name and address of assignee must be printed or typewritten.

the within Security of the Company and does hereby irrevocably constitute and appoint                     to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

The undersigned certifies that said Security is being resold, pledged or otherwise transferred as follows: (check one)

☐	to the Company;

☐	to a Person whom the undersigned reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A;

☐	in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act;

☐	as otherwise permitted by the non-registration legend appearing on this Security; or

☐	as otherwise agreed by the Company, confirmed in writing to the Trustee, as follows: [describe]

Notice: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.

Dated:

Signature:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee and the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee and the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated November 23, 2011, is made between ONCOR ELECTRIC DELIVERY COMPANY LLC (the “Company”) and Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and RBS Securities Inc., as representatives of the Initial Purchasers (collectively, the “Representatives,” and each a “Representative”).

This Agreement is made pursuant to the Purchase Agreement dated November 18, 2011 (the “Purchase Agreement”), between the Company, as issuer, and the Representatives, as representatives of the Initial Purchasers, which provides for, among other things, the several sales by the Company to the Initial Purchasers of $300,000,000 principal amount of the Company’s 4.55% Senior Secured Notes due 2041 (the “Notes”). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and the Initial Purchasers’ direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Additional Interest” shall mean any interest payable pursuant to Section 2(e) hereof.

“Additional Interest Rate” shall have the meaning set forth in Section 2(e) hereof.

“Advice” shall have the meaning set forth in the last paragraph of Section 3 hereof.

“Agreement” shall mean have the meaning set forth in the preamble hereof.

“Applicable Period” shall have the meaning set forth in Section 3(t) hereof.

“Business Day” shall mean a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Trustee’s principal corporate trust office is closed for business.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Depositary” shall mean The Depository Trust Company, or any other depositary appointed by the Company; provided, however, that such depositary must have an address in the Borough of Manhattan, in The City of New York.

“Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Eligible Holder” shall have the meaning set forth in Section 2(a) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Notes” shall mean the 4.55% Senior Secured Notes due 2041 containing terms identical to the Notes (except that the Exchange Notes will not contain registration rights or terms with respect to transfer restrictions under the Securities Act and will not provide for any Additional Interest to be payable with respect thereto).

“Exchange Offer” shall mean the offer by the Company to the Holders to exchange the Registrable Securities for a like principal amount of Exchange Notes pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchange Period” shall have the meaning set forth in Section 2(a) hereof.

“FINRA” shall mean Financial Industry Regulatory Authority, Inc.

“Holders” shall mean the Initial Purchasers, for so long as they own beneficial interests in any Registrable Securities, and each of their respective successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture.

“Indemnified Party” shall have the meaning set forth in Section 4(a) hereof.

“Indenture” shall mean the Indenture (For Unsecured Debt Securities) relating to the Notes and the Exchange Notes dated as of August 1, 2002 between the Company, as issuer, and The Bank of New York Mellon, as Trustee, as the same may be amended from time to time in accordance with the terms thereof.

“Initial Purchasers” shall have the meaning set forth in the Purchase Agreement.

“Inspectors” shall have the meaning set forth in Section 3(n) hereof.

“Issue Date” shall mean the date of original issuance of the Notes.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of applicable outstanding Notes.

“Notes” shall have the meaning set forth in the preamble of this Agreement.

“Notice” shall have the meaning set forth in Section 2(a) hereof.

“Participating Broker-Dealer” shall have the meaning set forth in Section 3(t) hereof.

“Person” shall mean an individual, partnership, corporation, trust or unincorporated organization, limited liability company, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Records” shall have the meaning set forth in Section 3(n) hereof.

“Registrable Securities” shall mean the Notes; provided, however, that the Notes shall cease to be Registrable Securities when (i) a Registration Statement with respect to the Notes shall have been declared effective under the Securities Act and the Notes shall have been disposed of pursuant to such Registration Statement, (ii) the Notes shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, (iii) the Notes shall have ceased to be outstanding, (iv) the Notes offered for exchange shall have been exchanged for Exchange Notes upon consummation of the Exchange Offer and are thereafter freely tradable by the holder thereof (other than an affiliate of the Company) or (v) two years have elapsed since the date of original issuances of the Notes.

“Registration Default” shall have the meaning set forth in Section 2(e) hereof.

“Registration Expenses” shall mean any and all expenses incident to the performance of or the compliance by the Company with this Agreement, including, without limitation: (i) all SEC or FINRA registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Notes or Registrable Securities) and compliance with the rules of FINRA, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) the fees and disbursements of counsel for the Company, of one counsel for the Holders collectively hereunder in connection with the Exchange Offer, and of the independent certified public accountants of the Company, including the expenses of any “cold comfort” letters required by or incident to such performance and compliance, (vi) the fees and expenses of the Trustee, and any paying agent, exchange agent or custodian, (vii) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities or the Exchange Notes on any securities exchange or exchanges and (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement.

“Registration Statement” shall mean any registration statement of the Company that covers any of the Exchange Notes or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Representative” shall have the meaning set forth in the preamble of this Agreement.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2(b) hereof which covers all of the Registrable Securities (except Registrable Securities that the Holders thereof have elected not to include in such registration statement), on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“TIA” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall mean The Bank of New York Mellon, and any successor thereto, as trustee under the Indenture.

2. Registration Under the Securities Act.

(a) Exchange Offer.

To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, the Company shall, for the benefit of the Holders, at the Company’s cost, (i) cause to be filed with the SEC an Exchange Offer Registration Statement on an appropriate form under the Securities Act covering the Exchange Offer, (ii) use all commercially reasonable efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act by the SEC not later than the date which is 270 days after the Issue Date and (iii) promptly offer the Exchange Notes in exchange for surrender of the Notes upon the effectiveness of the Exchange Offer Registration Statement, and consummate the Exchange Offer within 315 days after the Issue Date. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, unless the Exchange Offer would not be permitted by applicable law or applicable interpretation of the staff of the SEC, it being understood that the objective of such Exchange Offer is to enable each Holder electing to exchange Registrable Securities for a like principal amount of Exchange Notes (of the respective series) (assuming that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the Securities Act and is not a broker-dealer tendering Registrable Securities acquired directly from the Company for its own account, acquires the Exchange Notes in the ordinary course of such Holder’s business and has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Notes) (any Holder meeting all such requirements, hereinafter an “Eligible Holder”), and to transfer such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and under state securities or blue sky laws.

In connection with the Exchange Offer, the Company shall:

(i) furnish to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents (together, the “Notice”);

(ii) use all commercially reasonable efforts to keep the Exchange Offer open for acceptance for a period of not less than 20 Business Days after the date Notice thereof is furnished to the Holders (or longer if required by applicable law) (such period referred to herein as the “Exchange Period”);

(iii) utilize the services of the Depositary for the Exchange Offer;

(iv) permit Holders to withdraw, at any time prior to the close of business, New York time, on the last Business Day of the Exchange Period, any Notes tendered for exchange by sending to the institution specified in the Notice, a telegram, telex, facsimile transmission or letter, received before aforesaid time, setting forth the name of such Holder, the principal amount of Notes delivered for exchange, and a statement that such Holder is withdrawing his election to have such Notes exchanged;

(v) notify each Holder by means of the Notice that any Note not tendered by such Holder in the Exchange Offer will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

(vi) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

As soon as practicable after the close of the Exchange Offer, the Company shall:

(i) accept for exchange all Notes or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer;

(ii) deliver, or cause to be delivered, to the Trustee for cancellation all Notes or portions thereof so accepted for exchange by the Company; and

(iii) issue, and cause the Trustee to promptly authenticate and deliver to the Depositary (or if, the Exchange Notes are in certificated form, each Holder), Exchange Notes of the series and equal in principal amount to the respective series and principal amount of the Notes surrendered by such Holder.

Interest on each Exchange Note issued pursuant to the Exchange Offer will accrue from the last date on which interest was paid on the Note surrendered in exchange therefor or, if no interest has been paid on such Note, from the Issue Date. To the extent not prohibited by any law or applicable interpretation of the staff of the SEC, the Company shall use all commercially reasonable efforts to complete the Exchange Offer as provided above. Except as set forth herein, the Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC and that each Holder tendering Notes for exchange shall be an Eligible Holder. Each Holder of Registrable Securities who wishes to exchange such Registrable Securities for Exchange Notes in the Exchange Offer will be required to make certain customary representations in connection therewith, including, without limitation, representations that (i) it is not an affiliate of the Company, (ii) the Exchange Notes to be received by it were acquired in the ordinary course of its business and (iii) at the time of the Exchange Offer, it has no arrangement with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. Each Holder hereby acknowledges and agrees that any Participating Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the Exchange Notes: (1) could not under SEC policy as in effect on the date of this Agreement rely on the position of the SEC enunciated in Brown & Wood LLP (available February 7, 1997), Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, without limitation, any no-action letter obtained based on the representations in clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 and 508, as applicable, of Regulation S-K, the SEC standard instructions for filing forms under the Securities Act, if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired by such Holder directly from the Company.

Upon consummation of the Exchange Offer in accordance with this Section 2(a), the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Securities that are Exchange Notes held by Participating Broker-Dealers, and the Company shall have no further obligation to register the Registrable Securities (other than pursuant to Section 2(b)(iii)) pursuant to Section 2(b) of this Agreement.

(b) Shelf Registration.

In the event that (i) the Company is not permitted to effect the Exchange Offer because of any change in law or in applicable interpretations of the staff of the SEC, (ii) for any other reason the Exchange Offer is not consummated on or prior to 315 days after the Issue Date, (iii) any Initial Purchaser so requests with respect to Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer, (iv) any Holder (other than a Participating Broker-

Dealer) is not permitted by applicable law or interpretations of the staff of the SEC to participate in the Exchange Offer or, in the case of any Holder (other than a Participating Broker-Dealer) that participates in the Exchange Offer, such Holder does not receive freely tradeable Exchange Notes on the date of the exchange and any such Holder so requests, or (v) the Company so elects, the Company shall, for the benefit of the Holders, promptly deliver to the Holders and the Trustee written notice thereof and, at its cost, use all commercially reasonable efforts to have a Shelf Registration Statement covering continuous resales of the Notes or the Exchange Notes, as the case may be, declared effective by the SEC within the later of (x) 180 days after being required or requested to file a Shelf Registration Statement and (y) 270 days after the Issue Date. No Holder of Registrable Securities shall be entitled to include any of its Registrable Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and furnishes to the Company in writing, within 15 days after receipt of a request therefor, such information as the Company may, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. Each Holder as to which any Shelf Registration is being effected agrees promptly to furnish to the Company all information with respect to such Holder necessary to make the information previously furnished to the Company by such Holder not materially misleading.

The Company agrees to use all commercially reasonable efforts to keep the Shelf Registration Statement continuously effective for two years from the Issue Date (subject to extension pursuant to the last paragraph of Section 3 hereof) or for such shorter period which will terminate when all of the securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be Registrable Securities (the “Effectiveness Period”). The Company shall not permit any securities other than Registrable Securities to be included in the Shelf Registration. The Company will, in the event a Shelf Registration Statement is declared effective, provide to each Holder a reasonable number of copies of the Prospectus which is a part of the Shelf Registration Statement and notify each such Holder when the Shelf Registration has become effective. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c) Expenses.

The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or 2(b) hereof. Except as provided herein, each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d) Effective Registration Statement.

An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof (or a combination of the two) will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume. The Company will be deemed not to have used all commercially reasonable efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if it voluntarily takes any action that would result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period unless such action is required by applicable law.

(e) Additional Interest.

The Company will pay Additional Interest on the Notes if:

(i) the Exchange Offer Registration Statement (or, if a change in law or in applicable interpretations of the staff of the SEC does not permit the Company to effect an Exchange Offer, the Shelf Registration Statement) is not declared effective by the SEC within 270 days after the Issue Date; or

(ii) the Exchange Offer is not consummated within 315 days after the Issue Date (unless the Company is not permitted to effect an Exchange Offer as specified in clause (i) above); or

(iii) the Shelf Registration Statement (except as specified in clause (i)) is not declared effective by the SEC within the later of (x) 180 days after being requested to file a Shelf Registration Statement and (y) 270 days after the Issue Date; or

(iv) (A) after the Exchange Offer Registration Statement is declared effective, such Registration Statement thereafter ceases to be effective at any time during the Exchange Period or the Applicable Period, as the case may be, or (B) after the Shelf Registration Statement has been declared effective, such Registration Statement ceases to be effective or usable in connection with resales of Notes (other than after such time as all Notes have been disposed of thereunder or otherwise cease to be Registrable Securities) (each such event specified in (i)—(iv) of this Section 2(e), a “Registration Default”).

Additional Interest will accrue over and above the otherwise applicable interest rate on the Notes and the Exchange Notes, as the case may be, from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, or if earlier, the date two years from the Issue Date, at the rate of 0.50% per annum (“Additional Interest Rate”); provided, however, that the Additional Interest Rate may not exceed in the aggregate 0.50% per annum.

Any amounts of Additional Interest due pursuant to Section 2(e) above will be payable in cash on the relevant payment dates for the payment of interest on the Notes pursuant to the Indenture.

(f) Specific Enforcement.

Without limiting the remedies available to the Holders, the Company acknowledges that any failure of the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the obligations of the Company under Section 2(a) and Section 2(b) hereof.

3. Registration Procedures.

In connection with the obligations of the Company with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall:

(a) prepare and file with the SEC a Registration Statement or Registration Statements as prescribed by Sections 2(a) and 2(b) hereof within the relevant time period specified and on the appropriate form(s) under the Securities Act, which form(s) (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use all commercially reasonable efforts to cause such Registration Statement(s) to become effective and remain effective in accordance with Section 2 hereof; provided, however, that if (1) such filing is pursuant to Section 2(b), or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes, before filing any such Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Securities and each such Participating Broker-Dealer, as the case may be, covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed. The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document if the Majority Holders or such Participating Broker-Dealer, as the case may be, their counsel or the managing underwriters, if any, shall reasonably object;

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the Effectiveness Period or the Applicable Period, as the case may be, and cause each Prospectus to be supplemented, if so determined by the Company or requested by the SEC, by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all securities covered by each Registration Statement during the Effectiveness Period or the Applicable Period, as the case may be, in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement (including sales by any Participating Broker-Dealer);

(c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities included in the Shelf Registration Statement, at least three Business Days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advise such Holder that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders, (ii) furnish to each Holder of Registrable Securities included in the Shelf Registration Statement and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities, (iii) consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities included in the Shelf Registration Statement in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto and (iv) furnish to each Holder of Registrable Securities either a summary of the terms of this Agreement or a copy of this Agreement;

(d) in the case of a Shelf Registration, register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions by the time the applicable Registration Statement is declared effective by the SEC as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request in writing in advance of such date of effectiveness; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process in any jurisdiction where it would not otherwise be subject to such service of process or (iii) file annual reports or comply with any other requirements deemed in its reasonable judgment to be unduly burdensome;

(e) in the case (1) of a Shelf Registration or (2) Participating Broker-Dealers from whom the Company has received prior written notice that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(t) hereof, are seeking to sell Exchange Notes and are required to deliver Prospectuses, promptly notify each Holder of Registrable Securities, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, and promptly confirm such notice in writing (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective,

(iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the qualification of the Registrable Securities or the Exchange Notes to be offered or sold by any Participating Broker-Dealer in any jurisdiction described in paragraph 3(d) hereof or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any purchase agreement, securities sales agreement or other similar agreement related to such sale, if any, cease to be true and correct in all material respects, (v) of the happening of any event or the failure of any event to occur or the discovery of any facts or otherwise, during the Effectiveness Period which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which causes such Registration Statement or Prospectus to omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) when the Company reasonably determines that a post-effective amendment to the Registration Statement would be appropriate;

(f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

(g) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities included within the coverage of such Shelf Registration Statement, without charge, at least one conformed copy of each Registration Statement relating to such Shelf Registration and any post effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates (if the Registrable Securities are in certificated form) representing Registrable Securities to be sold and not bearing any restrictive legends and in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities pursuant to such Shelf Registration Statement;

(i) in the case of a Shelf Registration or an Exchange Offer Registration, upon the occurrence of any circumstance contemplated by Section 3(e)(ii), 3(e)(iv), 3(e)(v) or 3(e)(vi) hereof, prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

(j) in the case of a Shelf Registration, a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a Prospectus after the initial filing of a Registration Statement, provide a reasonable number of copies of such document to the Holders and make such of the representatives of the Company as shall be reasonably requested by the Holders of Registrable Securities or the Initial Purchasers on behalf of such Holders available for reasonable discussion of such document;

(k) obtain a CUSIP number for each series of Exchange Notes, no later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Notes or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

(l) cause the Indenture, if required by the TIA, to be qualified under the TIA in connection with the registration of the Exchange Notes or Registrable Securities, as the case may be, and effect such changes to such documents as may be required for them to be so qualified in accordance with the terms of the TIA and execute, and use all commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such documents to be so qualified in a timely manner;

(m) in the case of a Shelf Registration, enter into such agreements (including underwriting agreements) as are customary in underwritten offerings and consistent with the terms of the Purchase Agreement and take all such other appropriate actions as are reasonably requested in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is with respect to an underwritten offering, if requested by (x) any Initial Purchaser, in the case where such Initial Purchaser holds Registrable Securities acquired by such Initial Purchaser as part of the Initial Purchasers’ initial distribution and (y) other Holders of Notes covered thereby: (i) make such representations and warranties to Holders of such Registrable Securities and the underwriters (if any), with respect to the business of the Company and its subsidiaries as then conducted and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which may be in the form of a reliance letter) in form and substance reasonably satisfactory to the managing underwriters (if any) and the Holders of a majority in principal amount of the Registrable Securities being sold, addressed to each selling Holder and the underwriters (if any) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters (it being agreed that the matters to be covered by such opinions may be subject to customary qualifications and exceptions); (iii) obtain “cold comfort” letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters (if any) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of such underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings and such other matters as reasonably requested by such underwriters in accordance with Statement on Auditing Standards No. 72 and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 4 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section (including, without limitation, such underwriters and selling Holders). The above shall be done at each closing under such underwriting agreement or, as and to the extent required thereunder and as consistent with the terms of, the Purchase Agreement;

(n) if (1) a Shelf Registration is filed pursuant to Section 2(b) hereof or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make reasonably available for inspection by any selling Holder of such Registrable Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable the Inspectors to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all relevant information in each case reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of all such parties by the Company’s-designated Holders’ counsel, at the expense of such parties as described in Section 2(c) hereof. Records of the Company and its subsidiaries, which the Company determines, in good faith, to be confidential and any records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such Registration Statement, provided that the Company shall be consulted prior to any such disclosure, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is necessary in connection with any action, suit or proceeding or (iii) the information in such Records has been made available to the public by the Company or a third party that did not obtain the Records from a Broker-Dealer. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to agree in writing that information obtained by it or any Inspector retained by it as a result of such inspections shall be deemed confidential and shall not be used by it or any Inspector retained by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to further agree in writing that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(o) comply with all applicable rules and regulations of the SEC so long as any provision of this Agreement shall be applicable and make generally available to its security holders an earning statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 60 days after the end of any 12-month period (or 120 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statement shall cover said 12-month periods;

(p) upon consummation of an Exchange Offer, if requested by the Trustee, obtain an opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer and which includes an opinion that (i) the Company has duly authorized, executed and delivered the Exchange Notes, (ii) each of the Exchange Notes constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (with customary exceptions) and (iii) the Indenture has been duly qualified under the TIA, or no such qualification is required by the TIA;

(q) if an Exchange Offer is to be consummated, upon delivery of the Registrable Securities by Holders to the Company (or to such other Person as directed by the Company), in exchange for the Exchange Notes, mark, or cause to be marked, on such Registrable Securities delivered by such Holders that such Registrable Securities are being cancelled in exchange for the Exchange Notes, and in no event shall such Registrable Securities be marked as paid or otherwise satisfied;

(r) cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities covered by a Registration Statement contemplated hereby;

(s) use all commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby;

(t) (A) in the case of the Exchange Offer Registration Statement (i) (a) indicate in a “Plan of Distribution” section contained in the Prospectus contained in the Exchange Offer Registration Statement that any broker or dealer registered under the Exchange Act who holds Notes that are Registrable Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Registrable Securities acquired directly from the Company) (such broker or dealer, a “Participating Broker-Dealer”), may exchange such Notes pursuant to the Exchange Offer; however, such Participating Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by such Participating Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Participating Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement and (b) include in such “Plan of Distribution” section all other information with respect to such resales by Participating Broker-Dealers that the SEC may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Participating Broker-Dealer or disclose the amount of Exchange Notes held by any such Participating Broker-Dealer except to the extent required by the SEC as a result of a change in policy announced after the date of this Agreement, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of the Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request (the Company hereby consents to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto by any Person subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Notes covered by the Prospectus or any amendment or supplement thereto), (iii) use all commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements under the Securities Act and applicable rules and regulations in order to resell the Exchange Notes; provided, however, that such period shall not be required to exceed 90 days (or such longer period if extended pursuant to the last sentence of Section 3 hereof) (the “Applicable Period”) and (iv) include in the related letter of transmittal or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

“If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Registrable Securities pursuant to the Exchange Offer,”

and (y) a statement to the effect that by a Participating Broker-Dealer making the acknowledgement described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the Participating Broker-Dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act; and

(B) in the case of any Exchange Offer Registration Statement, deliver to the Initial Purchasers or to another representative of the Participating Broker-Dealers, if requested by the Initial Purchasers or such other representative of the Participating Broker-Dealers, on behalf of the Participating Broker-Dealers upon consummation of the Exchange Offer (i) an opinion of counsel in form and substance reasonably satisfactory to the Initial Purchasers or such other representative of the Participating Broker-Dealers, covering the matters customarily covered in opinions requested in connection with Exchange Offer Registration Statements and such other matters as may be reasonably requested (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions), (ii) an officer’s certificate containing certifications substantially similar to those set forth in the certificate delivered pursuant to Section 8(d) of the Purchase Agreement and such additional certifications as are customarily delivered in a public offering of debt securities and

(iii) as well as upon the effectiveness of the Exchange Offer Registration Statement, a comfort letter, in each case, in customary form as permitted by Statement on Auditing Standards No. 72. Each of the foregoing shall be consistent with the terms of the Purchase Agreement.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller as may be required by the staff of the SEC to be included in a Registration Statement. The Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request. The Company shall not have any obligation to register under the Securities Act the Registrable Securities of a seller who so fails to furnish such information.

In the case (1) of a Shelf Registration Statement or (2) Participating Broker-Dealers who have notified the Company that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(t) hereof, are seeking to sell Exchange Notes and are required to deliver Prospectuses, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(ii), 3(e)(iii), 3(e)(iv), 3(e)(v) or 3(e)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities or Exchange Notes, as the case may be, current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities or Exchange Notes, as the case may be, pursuant to a Registration Statement, the Company shall file and use all commercially reasonable efforts to have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Registration Statement and shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when the Company shall have made available to the Holders (x) copies of the supplemented or amended Prospectus necessary to resume such dispositions or (y) the Advice.

4. Indemnification.

(a) In connection with any Registration Statement, the Company shall indemnify and hold harmless each Initial Purchaser, each agent of each such Initial Purchaser, each Holder, each underwriter who participates in an offering of the Registrable Securities, each Participating Broker-Dealer, and each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act (each an “Indemnified Party”) from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each such Indemnified Party for any legal or other expenses reasonably incurred by them (including, to the extent hereinafter provided, reasonable counsel fees) as and when incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or Prospectus, or in a Registration Statement, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this Section 4 as to any Indemnified Party shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Party expressly for use in connection with the preparation of a Registration Statement or the related Prospectus or any amendment or supplement to either thereof. The indemnity agreement of the Company contained in this Section 4 shall remain operative and in full force and effect regardless of any termination of this Agreement or of any investigation made by or on behalf of any Indemnified Party, and shall survive the registration of the Registrable Securities.

(b) Each Holder shall indemnify, defend and hold harmless the Company and any underwriter and other selling Holder, and their respective officers and directors, and each Person who controls the Company or any underwriter or any other selling Holder within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each of them for any legal or other expenses reasonably incurred by them (including, to the extent hereinafter provided, reasonable counsel fees) as and when incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or the related Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Holder, expressly for use in connection with the preparation of a Registration Statement or the related Prospectus or any amendment or supplement to either thereof. The indemnity agreement of the respective Holders contained in this Section 4 shall remain operative and in full force and effect regardless of any termination of this Agreement or of any investigation made by or on behalf of the Company, any underwriter, or any other selling Holder, or their respective directors or officers, or any such controlling person, and shall survive the registration of the Registrable Securities; provided, however, that, no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to a Registration Statement.

(c) The Company and the Holders each shall, upon the receipt of notice of the commencement of any action against it or any Person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the failure to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability hereunder. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by a single counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, whose reasonable fees and expenses shall be paid by such indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) representing the indemnified parties who are parties to such action). The Company and the Holders each agree that without the other party’s prior written consent, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim in respect of which indemnification may be sought under the indemnification provisions of this Agreement, unless such settlement, compromise or consent (i) includes an unconditional release of such other party from all liability arising out of such claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other party.

(d) If the indemnification provided for in (a) or (b) above shall be unenforceable under applicable law by an indemnified party, each indemnifying party agrees to contribute to such indemnified party with respect to any and all losses, claims, damages, liabilities and expenses for which each such indemnification provided for in (a) or (b) above shall be unenforceable, in such proportion as shall be appropriate to reflect the (i) relative fault of each indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which have resulted in such losses, claims, damages, liabilities and expenses, the relative benefits received by each indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Registrable Securities pursuant to this Agreement, and any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or the indemnified party and each such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and each of the Holders agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 4, no Holder shall be required to contribute in excess of the amount equal to the excess of (i) the net proceeds received by such Holder from the sale of Registrable Securities by it to Eligible Holders, over (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. The obligations of each Holder to contribute pursuant to this Section 4 are several and not joint and shall not exceed the same proportion of all contributions of Holders required hereunder as such Holder’s Registrable Securities sold pursuant to the Registration Statement is of the total amount of Registrable Securities sold pursuant to the Registration Statement.

5. Participation in Underwritten Registrations.

No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

6. Selection of Underwriters.

The Holders of Registrable Securities covered by the Shelf Registration Statement who desire to do so may sell the securities covered by such Shelf Registration in an underwritten offering. In any such underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Registrable Securities included in such offering; provided, however, that such underwriters and managers must be reasonably satisfactory to the Company.

7. Miscellaneous.

(a) Rule 144 and Rule 144A. To the extent the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any Registrable Securities remain outstanding, the Company will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder. To the extent the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales of their securities pursuant to Rule 144 under the Securities Act, (b) deliver such information to prospective purchasers as is necessary to permit sales of their securities pursuant to Rule 144A under the Securities Act and take such further action as any Holder of Registrable Securities may reasonably request and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

(b) No Inconsistent Agreements. The Company has not entered into nor will the Company on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

(c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; provided no departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Securities without the consent of such Holder. Notwithstanding the foregoing sentence, (i) this Agreement may be amended, without the consent of any Holder of Registrable Securities, by written agreement signed by the Company and the Trustee, to cure any ambiguity, correct or supplement any provision of this Agreement that may be defective or inconsistent with any other provision of this Agreement or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with other provisions of this Agreement and shall not adversely affect the interests of the Holders in any material respect, (ii) without the consent of any Holder of Registrable Securities, this Agreement may be amended, modified or supplemented, and waivers of and consents to departures from the provisions hereof may be given, by written agreement signed by the Company and the Trustee to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the staff of the SEC) or any change therein and (iii) to the extent any provision of this Agreement relates to the Initial Purchasers, such provision may be amended, modified or supplemented, and waivers of or consents to departures from such provisions may be given, by written agreement signed by the Company and the Trustee.

(d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, any courier guaranteeing overnight delivery or in accordance with the book-entry transfer facility’s procedures (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 7(d), which address initially is, with respect to the Initial Purchasers, the addresses set forth in the Purchase Agreement and (ii) if to the Company, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(d).

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each Initial Purchaser, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

(f) Third Party Beneficiary. Each Initial Purchaser shall, when it no longer holds any beneficial interest in any Notes or Exchange Notes, be a third party beneficiary of the agreements made hereunder among the Company and the Holders and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Securities Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ John M. Casey
Name: John M. Casey Title: Vice President—Treasurer

[Signature page to Registration Rights Agreement]

Accepted and delivered as of the date first above written: BARCLAYS CAPITAL INC.

By:	/s/ Robert Stowe
Name: Robert Stowe Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name: Brian D. Bednarski Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Maria Sramek
Name: Maria Sramek Title: Executive Director

RBS SECURITIES INC.

By:	/s/ Mark Frenzel
Name: Mark Frenzel Title: Director

[Signature page to Registration Rights Agreement]